UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 28, 2006
NORTHFIELD LABORATORIES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24050	36-3378733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1560 Sherman Avenue
Suite 1000
Evanston, Illinois 60201-4800
(Address of Principal Executive Offices and Zip Code)
(847) 864-3500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On July 28, 2006, Northfield Laboratories Inc., a Delaware corporation (the “Company”), announced the appointment of John J. Hinds as Vice President Finance. Mr. Hinds will serve as the Company’s principal financial and accounting officer effective beginning as of August 14, 2005.
     The Company also announced that Jack J. Kogut, who previously served as the Company’s Senior Vice President Finance, will assume the title of Senior Vice President Administration effective as of August 14, 2005. Following the effective date of this change in title, Mr. Kogut will receive an annual base salary of $250,000 under his existing employment agreement with the Company, which will otherwise continue in accordance with its terms.
Item 9.01. Financial Statements and Exhibits.
          (c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 28, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2006	NORTHFIELD LABORATORIES INC.
	By:	/s/ Jack J. Kogut
Jack J. Kogut
Senior Vice President Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 28, 2006